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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                      Subsidiary                                             State of Incorporation
-----------------------------------------------------                  -----------------------------------
     Universal Fabricators, LLC                                                     Louisiana
     Unifab International West, LLC                                                 Louisiana
     Allen Process Systems, LLC                                                     Louisiana
     Latoka USA, Inc.                                                               Delaware
     Oil Barges, Inc.                                                               Louisiana
     Superior Derrick Services of Texas, LLC                                          Texas